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                                                                    Exhibit 10.4



                            THE MIDLAND-GUARDIAN CO.
                   NONQUALIFIED SELF-DIRECTED RETIREMENT PLAN

       The Midland-Guardian Co. Nonqualified Self-Directed Retirement Plan (the "Plan") is adopted effective April 1, 2000. The Plan is established and maintained by The Midland-Guardian Co. (the "Company") for the purpose of permitting certain of its salaried employees who participate in The Midland-Guardian Co. Self-Directed Retirement Plan to receive Company contributions in excess of the limitations on contributions imposed by Sections 401(a)(17), and 415 of the Internal Revenue Code of 1986 as amended.


                                    ARTICLE I
                                   DEFINITIONS

       Wherever used herein, the following terms shall have the meaning hereinafter set forth:

       1.1 "Accounting Date" means any December 31.

       1.2 "Beneficiary" means the person(s) designated by the Participant to receive the benefits due the Participant under the Plan.

       1.3 "Board" means the Board of Directors of the Company.

       1.4 "Code" means the Internal Revenue Code of 1986 as amended from time to time and any regulations relating thereto.

       1.5 "Company" means The Midland-Guardian Co. and any affiliated company that is a member of a controlled group of corporations as defined in Section 1563 of the Code, or, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

       1.6 "Compensation" means a Participant's Compensation as defined in the Qualified Plan.

       1.7 "Participant" means an employee of the Company who is a participant under the Qualified Plan or with respect to whom contributions may be made under the Plan.

       1.8 "Plan" means The Midland-Guardian Co. Nonqualified Self-Directed Retirement Plan.

       1.9 "Plan Year" means the calendar year or any other twelve (12) consecutive month period that may be designated by the Company as its fiscal year and the fiscal year of the Qualified Plan.

       1.10 "Qualified Plan Company Contribution" shall mean the amount contributed by the Company for the benefit of a Participant under the Qualified Plan.
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       1.11 "Qualified Plan" means The Midland-Guardian Co. Self-Directed
Retirement Plan effective April 1, 2000.

       1.12 "Supplemental Account" means the account maintained by the Company under the Plan for a Participant that is credited with amounts contributed under
Section 3.1 and investment earnings or losses under Section 4.1 of the Plan.

       1.13 "Supplemental Company Contribution" shall mean the amount contributed by the Company to the Plan for the benefit of a Participant.

       1.14 "Plan Administrator" shall mean the Company. The Company may appoint any person, including, but not limited to, Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Company. Upon the resignation or removal of any individual performing the duties of the Administrator, the Company may designate a successor.


                                   ARTICLE II
                                   ELIGIBILITY

       2.1 A Participant who is eligible to receive the benefit of Qualified Plan Company Contributions the total amount of which is reduced by reason of the application of the limitations on contributions imposed by Sections 401(a)(17), or 415 of the Code as in effect on any date for allocation of the amount of the Qualified Plan Company Contribution or as in effect at any time thereafter to the Qualified Plan.


                                   ARTICLE III
                           SUPPLEMENTAL CONTRIBUTIONS

       3.1 The Supplemental Company Contribution shall be an amount equal to such percentage of the Participant's Compensation contributed to the Qualified Plan in excess of the limits imposed by Section 401(a)(17) or 415 of the Code, or any successor provision, which shall be credited to the Supplemental Account maintained under the Plan in the name of such Participant as soon as administratively practicable after the Qualified Plan Company Contribution is made.


                                   ARTICLE IV
                     INVESTMENT OF SUPPLEMENTAL CONTRIBUTION

       4.1 Amounts credited hereunder to the Supplemental Account of a Participant shall be invested pursuant to the Participant's direction. The Participant's Supplemental Account shall be credited with the earnings or losses attributable to the Participant's elections.

           The foregoing notwithstanding, unless the Company funds a Participant's Supplemental Account pursuant to the Rabbi Trust created under
Section 8.1, the Company may direct the investment of the amounts credited to the Supplemental Account of a Participant. Such



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investments may include securities, mutual funds, savings accounts, money market instruments, time deposits, life insurance and other forms of investment deemed suitable by the Company from time to time. In the event the Company chooses to exercise its right to direct such investements, a Participant's Supplemental Account shall be credited on a "phantom" basis, with the earnings or losses attributable to the Participant's investment elections.


                                    ARTICLE V
                                  DISTRIBUTIONS

       5.1 FORM OF BENEFIT ON TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. All amounts credited to a Participant's Supplemental Account including gains and losses credited pursuant to Article IV hereof shall be paid in the same form under which the Qualified Plan Benefit is payable to the Participant or Beneficiary after the Participant's Termination of Employment, Death or Disability.

       5.2 COMMENCEMENT OF BENEFIT ON TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. Payment of all amounts credited to a Participant's Supplemental Account shall commence on the same date as payment of the Qualified Plan Benefit to the Participant commences after the Participant's Termination of Employment, Death or Disability. Any election under the Qualified Plan made by the Participant with respect to the commencement of payment of his Qualified Plan Benefit shall also be applicable with respect to the payment of his Supplemental Account. Notwithstanding the foregoing

       (i) if a Participant's Supplemental Account is credited with contributions by virtue of a transfer from the Company's Supplemental Pension Plan, a Participant may elect to receive a distribution of the amount transferred upon no less than one (1) year notice to the Company, and

       (ii) a Participant may elect to receive all amounts credited to his Supplemental Account on different terms than the elections provided for the Qualified Plan provided that the date elected by the Participant for the receipt of funds must occur no less than two (2) years from the date the Participant election is amended.

       If a Participant does not provide notice to the Company of a request for a distribution of the amount credited to the Supplemental Account Plan prior to commencing distributions from the Qualified Plan, payments of all balances in the Participant's Supplemental Account shall commence in accordance with the Participant's elections for distribution from the Qualified Plan.

       5.3 APPROVAL OF COMPANY. Notwithstanding the provisions of Sections 5.1 and 5.2 above, an election made by the Participant under the Qualified Plan with respect to the form of payment of his Qualified Plan Benefit or the date of commencement of payment thereof, shall not be effective with respect to the form of payment or date of commencement of payment of his Supplemental Account unless such election is expressly approved by the Company. If the Company shall not approve such election in writing, then the form of payment or date of commencement of payment of the Supplemental Account shall be selected by the Company in its sole discretion.



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       5.4 DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT, DEATH, OR
DISABILITY. Notwithstanding the provisions of Section 5.1 - 5.3, a Participant may elect to receive a distribution of the balance of this Supplemental Account upon the occurrence of the Participant's severe financial hardship created by an unforeseeable emergency as defined in Code Section 457 and Reg. ss.1.457-2(h)(4) and (5). Distributions pursuant to this paragraph shall be made as soon as administratively practicable following the Participant's election.

       5.5 DISTRIBUTIONS ON COMPANY REQUEST The provisions of Section 5.1-5.4 not-withstanding, the Company, upon recommendation of its Board of Directors or a Committee duly designated by the Board of Directors, may at any time upon the Participant's consent direct the payment in a lump sum of all sums credited to a Participant's Supplemental Account. The Participant shall have no right to request a distribution pursuant to this Section 5.5, and this section shall not be construed to enlarge the Participant's right to receive distributions other than as provided in Sections 5.1-5.4 above.


                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

       6.1 ADMINISTRATION BY THE PLAN ADMINISTRATOR. The PLAN ADMINISTRATOR shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

       6.2 GENERAL POWERS OF ADMINISTRATION. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the PLAN ADMINISTRATOR, expenses of administration and procedures for filing claim shall also be applicable with respect to the Plan. The PLAN ADMINISTRATOR shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the PLAN ADMINISTRATOR with respect to the Plan.


                                   ARTICLE VII
                            AMENDMENT OR TERMINATION

       7.1 AMENDMENT OR TERMINATION. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

       7.2 EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the plan shall directly or indirectly reduce the balance of any subaccount held hereunder as of the effective date of such amendment or termination. The Company reserves the right to change the manner in which the funds credited to a Participant's Supplemental Account are invested from time to time, including the investment of such funds in securities, mutual funds, savings accounts, money market instruments, time deposits or life insurance as the Company may deem appropriate from time to time, provided



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that the Participant's Supplemental Account shall, in such event, be credited with investment earnings or losses, on a "phantom" basis as described in Section
4.1. Upon termination of the Plan, a Participant shall be 100% vested in the balance in his subaccount and distribution of amounts in any subaccount shall be made to the Participant or his beneficiary in the manner and at the time described in Section 5.1 of the Plan. No additional credits of Supplemental Company Contributions shall be made to the subaccounts of a Participant after termination of the Plan but the Company shall continue to credit gains and losses to the subaccounts of the Participant pursuant to Section 4.1 until the balance of such subaccounts has been fully distributed to the Participant or his beneficiary.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

       8.1 PARTICIPANTS RIGHT UNSECURED. The Plan, at all times, shall be entirely funded through a Rabbi Trust Agreement as prescribed in Rev. Proc. 92-64 adopted simultaneously with the Plan and no provisions shall be made with respect to segregating assets of the Company for payment of any distributions hereunder. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and The Midland Company and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company or The Midland Company. All amounts credited to the Participant's Supplemental Account shall constitute general assets of the Company and The Midland Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

       8.2 GENERAL CONTRIBUTION. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to Qualified Plan Contributions will also be applicable to Supplemental Company Contributions to be made hereunder. Any Qualified Plan Company Contributions or any other contributions to be made under the Qualified Plan shall be made solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and conditions of the Qualified Plan.

       8.3 NO GUARANTEE OF BENEFITS. Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

       8.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any participant the right to be retained in the employment of the Company.

       8.5 SPENDTHRIFT PROVISION. No interest of any person or entity in or right to receive a distribution under the Plan shall be subject to any manner to sale, transfer assignment, pledge, attachment, garnishment or other alienation or income rents of any kind. Normally such interest or right to receive a distribution be taken either voluntarily or involuntarily for the satisfaction of the



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debts of or other obligations or claims against such person or entity including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

       8.6 APPLICABLE LAW. The Plan shall be construed and administered under the laws of the State of Ohio. Any legal proceeding initiated by a Participant to determine the benefits payable under the Plan or any other matter arising under the Plan shall be initiated solely in Clermont County, Ohio. Any proceedings initiated in other counties in the State of Ohio or in other jurisdictions shall, at the election of the Company, be transferred to the Common Pleas Courts of Clermont County, Ohio.

       8.7 INCAPACITY OF RECIPIENT. If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment then, unless and until claim therefore shall have been made by duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and be a complete discharge of any liability of the Company and the Plan therefore.

       8.8 SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of
Section 7.2.

       8.9 UNCLAIMED BENEFIT. Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three
(3) years after the date on which payment of the Participant's subaccounts may first be made, payment may be made as though the Participant had died at the end of the three (3) year period. If within one additional year after such three (3) year period has elapsed or within three (3) years after the actual death of a Participant the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

       8.10 LIMITATION ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.


                                   ARTICLE IX
                          CHANGE OF CONTROL PROVISIONS

       9.1 IMPACT OF EVENT. In the event of a "Change of Control," as defined in
Section 9.2 (i), the Supplemental Account and all earnings determined under the Plan shall include all benefits based



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on payments made to Participant as a result of the Change of Control ("Change of
Control Compensation") or potential benefits and any benefits which a Participant is no longer eligible to receive under the Qualified Plan as a result of the Change of Control; (ii) Company shall, as soon as possible, but in no event longer than five (5) business days following the Change of Control, or sooner if directed by the Board, make an irrevocable contribution to the Rabbi Trust, as provided in Section 8.1, in an amount that is necessary to fully fund the benefits or potential benefits (including benefits provided in (i) above) for each Plan Participant or beneficiary pursuant to the terms of the Plan as of the date on which the Change of Control occurred; (iii) the Supplemental Account shall be paid to the Participant within thirty (30) days of the effective date of the Change of Control or subsequent triggering event; and (iv) the Company shall be responsible for determining the identity of the person entitled to receive benefits under the Plan and the amount of such benefits and for completing the payment of benefits to any person entitled to receive benefits under the Plan based on the records of the Company prior to the Change of Control.

       9.2 DEFINITIONS OF "CHANGE OF CONTROL".

       a. "Change of Control" shall mean the first to occur of the following events:

          i. The "acquisition" after the date hereof by any "Person" (as such term is defined below) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of any securities of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person "Beneficially Owning" 33-1/3% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph "a," a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (A) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (B) is generally engaged in the business of underwriting securities and acquires the Voting Securities (the "Underwriting Securities") pursuant to the terms of an underwriting agreement (an "Underwriting Agreement") to which the Company and such underwriter are parties and which Underwriting Agreement is in accordance with Rule 10b-7 promulgated under the 1934 Act or to cover over allotments created in connection with a distribution of Voting Securities pursuant to an Underwriting Agreement;
(C) acquires the Voting Securities directly from the Company; (D) as a result of a redemption or purchase of Voting Securities by the Company, becomes the Beneficial Owner of more than the permitted percentage of Voting Securities by the Company pursuant to a reduction of the number of Voting Securities outstanding resulting in an increase in the proportional number of shares Beneficially Owned by such Person; (E) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary") or (F) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined below).

          ii. The individuals who, as of January 1, 2000, are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; PROVIDED, HOWEVER, that if either the election



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of any new director or the nomination for election of any new director by the
Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest.

       iii. Approval by shareholders of the Company of:

            (1) A merger, consolidation or reorganization involving the Company (a "Business Combination") other than a Non-Control Transaction; or

            (2) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

       Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33-1/3% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Subsidiary or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

    b. "Non-Control Transaction" shall mean a Business Combination in which:

       i. The shareholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least 67% of the combined voting power for the election of directors generally of the outstanding securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination;

       ii. The individuals who were members of the Board of Directors of the Company immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation; or

       iii. No Person (other than the Company or any Subsidiary, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements or any trust forming a part thereof maintained by the Company, the Surviving Corporation, or any Subsidiary) who, immediately prior to the Business Combination, did not have Beneficial Ownership of 33-1/3% or more of the then outstanding Voting Securities, upon consummation of the Business combination,



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shall be the Beneficial Owner of 33-1/3% or more of the combined voting power of the election of directors generally of the Surviving Corporation's then outstanding securities.

       IN WITNESS WHEREOF, the Company has adopted and executed the Plan as of April 1, 2000.

                                             MIDLAND-GUARDIAN CO.


                                             By: /s/ John I. Von Lehman
                                                 -------------------------------

                                             By: /s/ W. Todd Gray
                                                 -------------------------------



                                             THE MIDLAND COMPANY


                                             By: /s/ John I. Von Lehman
                                                 -------------------------------


                                             By: /s/ W. Todd Gray
                                                 -------------------------------


                                             By: /s/ Edward J. Heskamp
                                                 ------------------------------




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                   FIRST AMENDMENT TO THE MIDLAND-GUARDIAN CO.
                   NONQUALIFIED SELF-DIRECTED RETIREMENT PLAN
                   ------------------------------------------

       THIS FIRST AMENDMENT, made and executed this 2nd day of January, 2001 by the Midland-Guardian Co. (the "Company").

                              W I T N E S S E T H:

       WHEREAS, the Company maintains a nonqualified deferred compensation plan known as The Midland-Guardian Co. Salaried Employees Nonqualified Self-Directed Plan (the "Plan");

       WHEREAS, the Company is now the sponsor of the Plan;

       WHEREAS, Section 7.1 of the Plan allows the Company to amend the Plan;

       WHEREAS, pursuant to Section 7.1 of the Plan, the Company desires to amend the Plan in order to clarify the rights of a retired participant of the Plan with respect to receipt of benefits from the Plan.

       NOW THEREFORE, the Plan is amended as follows:

       1. Section 1.7 shall be deleted in its entirety and replaced with the following:

          "Participant means an employee or retiree of the Company who is a Participant under the Qualified Plan or with respect to whom contributions may be made or have been made under the Plan."

       2. In all other respects the Plan shall remain unchanged.

       IN WITNESS WHEREOF and as evidence of the adoption of this FIRST AMENDMENT, the Company has caused the same to be executed as of the day and year first above written.

WITNESSES:                                        THE MIDLAND-GUARDIAN CO.

/s/ Maria D. Bevington                    By: /s/ Edward J. Heskamp
------------------------------                ---------------------------------

s/ Hans Zimmer                             Its: Assistant Treasurer
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